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                                                                     EXHIBIT 11

                       UNION PACIFIC RESOURCES GROUP INC.

                       COMPUTATION OF EARNINGS PER SHARE
                             (Shares in Thousands)
                                  (Unaudited)


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
                                                                         Three Months Ended
                                                                              March 31,
                                                                     ----------------------------
                                                                         1999            1998
                                                                     ------------    ------------

Basic weighted average number of shares outstanding .............         248,650         247,625

Dilutive weighted average shares issuable on exercise of stock
     options less shares repurchasable from proceeds ............              15             556
                                                                     ------------    ------------

Diluted weighted average number of common and common
     equivalent shares ..........................................         248,665         248,181
                                                                     ============    ============


Income from continuing operations (millions) ....................    $       42.3    $       24.7
Income from discontinued operations (millions) ..................           133.2             6.5
                                                                     ------------    ------------
Net income (millions) ...........................................    $      175.5    $       31.2
                                                                     ============    ============

Per share - basic and diluted
Income from continuing operations ...............................    $       0.17    $       0.10
Income from discontinued operations .............................            0.54            0.03
                                                                     ------------    ------------
Net income ......................................................    $       0.71    $       0.13
                                                                     ============    ============
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